Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Dominion Resources, Inc. (the Company), certify that:

  the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") of the Company to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2003 and for the period then ended.

/s/ Thos E. Capps
Thos. E. Capps President and Chief Executive Officer November 7, 2003

/s/ Thomas N. Chewning
Thomas N. Chewning Executive Vice President and Chief Financial Officer November 7, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dominion Resources, Inc. and will be retained by Dominion Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.